UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 15, 2012

CELANESE CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	001-32410 (Commission File Number)	98-0420726 (IRS Employer Identification No.)

1601 West LBJ Freeway, Dallas, Texas 75234‑6034
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (972) 443-4000

Not Applicable
(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)        On November 7, 2011, Celanese Corporation (the “Company”) announced the retirement of David N. Weidman as Chairman, Director and Chief Executive Officer of the Company effective April 2, 2012 (the “Retirement Date”).
In connection with Mr. Weidman's retirement from the Company, Mr. Weidman and the Company will enter into an Agreement and Amendment (the “Agreement”) on the Retirement Date, pursuant to which Mr. Weidman will agree to voluntarily resign from all positions he holds with the Company and any of its subsidiaries on the Retirement Date. A summary of the anticipated material terms of the Agreement, which were approved by the Company's Compensation Committee on March 15, 2012, is set forth below:
•Restrictive Covenant: Mr. Weidman will agree (1) for a period of two years after the Retirement Date not to compete with the Company, including serving on the board of directors of peer companies used for executive compensation benchmarking, or solicit or hire former employees of the Company, and (2) to keep information concerning the Company confidential.
•Cooperation Covenant: Mr. Weidman will agree to cooperate with the Company as necessary after the Retirement Date, including being available for conference calls and assisting with pending litigation and claims.
•Vesting and Settlement of Equity Awards: By virtue of Mr. Weidman's retirement after age 55 with at least 10 years' of service, Mr. Weidman will vest in a pro-rata portion of all Performance RSUs and Time RSUs outstanding on the Retirement Date, to be settled in accordance with the settlement provisions contained in the respective award agreements, including performance conditions with respect to Performance RSUs and holding period requirements with respect to 2010 and 2011 awards. Mr. Weidman shall also be entitled to pro-rata vesting of his outstanding 2010 and 2011 stock option awards, and shall be entitled to exercise the vested portion of such stock option awards from the Retirement Date through the original expiration date subject to any applicable holding period requirements. These award agreements are being amended by the Agreement. The terms of all remaining, vested stock option agreements are unaffected by the Agreement. The portion of Performance RSUs, Time RSUs and 2010/2011 stock option awards that are not vested will be forfeited as of the Retirement Date.
• 2012 Bonus Payments and Equity Awards: Mr. Weidman will not be entitled to receive a cash incentive bonus payout for 2012 or a 2012 annual equity award.
The Agreement also provides for a general release by Mr. Weidman of any and all claims that he may have against the Company. Mr. Weidman will continue to be entitled to his accrued benefits under the Company's employee benefit and pension plans and policies in which he participates, independent of the Agreement.
The foregoing summary is qualified in its entirety by reference to the Agreement, a copy of the final form of which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ending March 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION

By: /s/ James R. Peacock III
Name:    James R. Peacock III
Title: Vice President, Deputy General Counsel and Assistant Corporate Secretary

Date: March 20, 2012